UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 1, 2008

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices, including zip code)

(408) 654-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement:

On April 1, 2008, SVB Financial Group (the “Company”) entered into a purchase agreement with an initial purchaser (the “Initial Purchaser”) for its issuance and sale of $200,000,000 aggregate principal amount of 3.875% Convertible Senior Notes due 2011 (the “Notes”). On April 7, 2008 a total of $200,000,000 in aggregate principal amount of the Notes were sold to the Initial Purchaser at a price of $1,000 per Note, less an Initial Purchaser discount of $25 per Note. The Notes were sold in a private placement to the Initial Purchaser for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act. This description of the Purchase Agreement is qualified by reference to its filing as Exhibit 1.1, and incorporated herein by reference.

Indenture:

The Notes are governed by an Indenture, dated as of April 7, 2008 (the “Indenture”), between the Company and Wells Fargo Bank, N. A., as trustee, and will bear interest at a rate of 3.875% per year payable semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2008. Upon conversion of a Note, the Company will pay cash up to the principal amount of the Notes and, to the extent that the conversion value exceeds the principal amount of the Notes, cash or shares of common stock (the “Common Stock”) or a combination thereof, at its option, in respect of the excess. The initial conversion rate of the Notes will be 18.8525 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $53.04 per share of Common Stock. Such conversion rate is subject to adjustment.

The holders of the Notes who convert their Notes in connection with certain types of fundamental changes, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a fundamental change, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date. A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The descriptions of the Notes contained in this Form 8-K are qualified in their entirety by reference to the Indenture.

Upon conversion, the Company will pay cash up to the principal amount of the Notes and, to the extent that the conversion value exceeds the principal amount of the Notes, cash or shares of Common Stock or a combination thereof, at its option, in respect of the excess. Holders may convert their Notes on or after January 15, 2011 and prior to the close of business on the third scheduled trading day immediately preceding the maturity date for the Notes. Prior to January 15, 2011, the holders of the Notes may convert their Notes only under any of the following conditions:

•

during any fiscal quarter beginning after June 30, 2008 (and only during such fiscal quarter), if the last reported sale price of Common Stock for at least 20 trading days during the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price of the Notes on each applicable trading day;

•

during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each day of that ten consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate of the Notes on each such day; or

•	upon the occurrence of certain corporate transactions.

Convertible Note Hedge Transactions:

In connection with the offering of the Notes, the Company has entered into convertible note hedge transactions with respect to its Common Stock (the “Purchased Call Options”) with JPMorgan Chase Bank, National Association, and Bank of America, N.A. (collectively, the “ Counterparties”). The Company paid an aggregate amount of $33.4 million to the Counterparties for the Purchased Call Options. The Purchased Call Options cover, subject to customary anti-dilution adjustments, 3,770,500 shares of Common Stock at a strike price that corresponds to the initial conversion price of the Notes and are exercisable upon conversion of the Notes. The Purchased Call Options will expire upon the maturity of the Notes. Copies of the letter agreement with each of the Counterparties relating to the convertible note hedge transactions are attached hereto as Exhibits 4.2 and 4.3 and are incorporated herein by reference.

Warrant Transactions

The Company has also entered into separate warrant transactions whereby the Company sold to the Counterparties warrants to acquire, subject to customary anti-dilution adjustments, up to 3,770,500 shares of Common Stock (the “Warrants”) at a strike price of $64.4250 per share of Common Stock. The Company received aggregate proceeds of $16.96 million from the sale of the Warrants to the Counterparties. The Warrants will expire in ratable portions on a series of expiration dates commencing on July 15, 2011. The Warrants were sold in private placements to the Counterparties pursuant to the exemptions from the registration requirements of the Act afforded by Section 4(2) of the Act. Copies of the letter agreements with each of the Counterparties relating to the Warrant transactions are attached hereto as Exhibits 4.4 and 4.5 and are incorporated herein by reference.

The Purchased Call Options and the Warrants are separate contracts entered into by the Company with the Counterparties, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. The Purchased Call Options are expected to reduce the potential equity dilution upon conversion of the Notes in the event that the market price per share of the Common Stock as measured under the terms of the Purchased Call Options is greater than the strike price of the Purchased Call Options, which corresponds to the initial conversion price of the Notes and is simultaneously subject to certain customary adjustments.

If the market price per share of the Common Stock as measured under the terms of the Purchased Call Options is above the strike price of the Purchased Call Options, the Purchased Call Options entitle the Company to receive from the Counterparties shares of Common Stock or cash, or a combination thereof, based on the excess of the then current market price of the Common Stock over the strike price of the Purchased Call Options. Additionally, if the market price of the Common Stock at the time of exercise of the Warrants exceeds the strike price of the Warrants, the Company will owe the Counterparties shares of Common Stock or cash, not offset by the Purchased Call Options, in an amount based on the excess of the then current market price of the Common Stock over the strike price of the Warrants.

These transactions are intended to generally have the effect of increasing the conversion price of the Notes to $64.4250 per share of Common Stock, representing a 50% premium based on the closing price of $42.95 per share on April 1, 2008.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the Purchase Agreement and Indenture described in Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, the Company issued $200,000,000 aggregate principal amount of Notes to the Initial Purchaser on April 7, 2008 in a private placement pursuant to exemptions from the registration requirements of the Act.

The Company offered and sold the Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Act. The Initial Purchaser is initially offering the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchaser.

The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Upon conversion of a Note, the Company will pay cash up to the principal amount of the Notes and, to the extent that the conversion value exceeds the principal amount of the Notes, cash or shares of Common Stock or a combination thereof, at its option, in respect of the excess. In the event the Company elects to pay solely cash upon conversion, no shares of Common Stock will be issued upon conversion of the Notes.

On April 1, 2008, the Company agreed to sell Warrants to acquire, subject to customary anti-dilution adjustments, 3,770,500 shares of Common Stock at a strike price of $64.4250 per share of Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Act. The Company received aggregate proceeds of $16.96 million from the sale of the Warrants.

Neither the Warrants nor the underlying Common Stock issuable upon conversion of the Warrants have been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additional information pertaining to the Warrants is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of April 7, 2008, by and between Wells Fargo Bank, N. A., as Trustee, and the Company.

4.2	Letter Agreement re Call Option Transaction, dated as of April 1, 2008, by and between the Company and JPMorgan Chase Bank, National Association.

4.3	Letter Agreement re Call Option Transaction, dated as of April 1, 2008, by and between the Company and Bank of America, N.A.

4.4	Letter Agreement re Warrants, dated as of April 1, 2008, by and between the Company and JPMorgan Chase Bank, National Association.

4.5	Letter Agreement re Warrants, dated as of April 1, 2008, by and between the Company and Bank of America, N.A.

10.1	Purchase Agreement, dated April 1, 2008, by and between the Company and the initial purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVB Financial Group

Dated: April 7, 2008	By:	/s/ MICHAEL DESCHENEAUX
Michael Descheneaux
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of April 7, 2008, by and between Wells Fargo Bank, N. A., as Trustee, and the Company.

4.2	Letter Agreement re Call Option Transaction, dated as of April 1, 2008, by and between the Company and JPMorgan Chase Bank, National Association.

4.3	Letter Agreement re Call Option Transaction, dated as of April 1, 2008, by and between the Company and Bank of America, N.A.

4.4	Letter Agreement re Warrants, dated as of April 1, 2008, by and between the Company and JPMorgan Chase Bank, National Association.

4.5	Letter Agreement re Warrants, dated as of April 1, 2008, by and between the Company and Bank of America, N.A.

10.1	Purchase Agreement, dated April 1, 2008, by and between the Company and the initial purchaser.